UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUBPRIME ADVANTAGE, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

6500

(Primary Standard Industrial Classification Code Number)

27-1550482

(I.R.S. Employer Identification Number)

501 W. Broadway
Suite A-323
San Diego, California 92101
(619) 871 1484

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Molly Country, President
SUBPRIME ADVANTAGE, INC.
501 W. Broadway
Suite A-323
San Diego, CA 92101
(619) 871 1484

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, California 92101
(619) 704-1310
Fax (619) 704-1325

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	500,000	$0.10	$50,000	$3.56

TOTAL	500,000	$0.10	$50,000	$3.56

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus (Subject to Completion)

Dated _________, 2010

PROSPECTUS

SUBPRIME ADVANTAGE, INC.

500,000 Shares Offered by
$0.10 per share

	Per Share	Total

Public Offering Price…	$0.10	$50,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to Subprime Advantage…	$0.10	$50,000

We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in twelve months after commencement of this offering, on ____, 2011. If we do not sell all of the 500,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims, including the claims of the law firm that assisted us with the preparation of the Form S-1 filing and issued the legality opinion.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Because the funds are being placed in a general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in Subprime Advantage, Inc., and these securities before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 2010.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and Subprime Advantage, refer to Subprime Advantage, Inc.

Subprime Advantage is a development stage company incorporated in the State of Nevada on December 17, 2009. We were formed to engage in the business of providing information for homeowners and commercial property owners searching for mortgage relief as well as investors looking to capitalize on the current real estate market. In December of 2009 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on December 17, 2009 through December 31, 2009, we have not generated any revenues and have incurred a net loss of $16,363. In December of 2009 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, industry related information compilation, working capital, and covering various filing fees and transfer agent fees to complete our early money raised through this offering. We believe that our lack of significant expenses and our ability to commence marketing services will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from information distribution and web-based consultations, will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.

Subprime Advantage is developing an internet destination and marketplace in the United States for investors and sellers of subprime disadvantaged real estate and real estate mortgages which have suffered substantially from the subprime meltdown of real estate values and for investors seeking information regarding real estate products and services, such as insurance, financing, legal assistance, and real estate associated industries. We intend to utilize the power of the internet to aggregate in a single location a network of industry participants and a comprehensive database of real estate information to create an open marketplace that is local, regional and national in nature. Because we commenced operations in December of last year, we currently are merely in the process of establishing our website. By providing this digital marketplace, we intend to bring real estate professionals, private sellers and other industry participants, such as sellers of subprime properties and mortgages, in addition to products and services and national advertisers, together with purchase-minded investors at the moment when these investors are directly engaged in a search for disadvantaged real estate owners. We believe that upon completion of our operating model, we will provide significant benefits to home owners and other industry participants by enabling them to advertise, interact and transact with a significant online consumer audience related to the disadvantaged real estate market, by providing a subprime advantage. We intend to provide significant benefits to investors by giving them the tools they need to effectively navigate a large database of real estate properties and mortgage listings, thereby optimizing their ability to find the investor or investment of their choice in their chosen geographical area.

Our business model is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We intend to generate revenues primarily from internet advertising, and fees for consumer and professional services. In the future, we also intend to generate revenues from facilitating subprime disadvantaged properties ("e-commerce") transactions, online subprime disadvantaged properties auction-style trading services and national advertising.

Subprime Real Estate

Over the last two years, the United States has gone through a subprime mortgage meltdown.  In recent times bank repossessed homes have reached record numbers.  Subprime Advantage’s focus is to build a website where investors and sellers are given an indispensible resource of knowledge and resources built around the subprime mortgage meltdown, which has affected the country as a whole.  We will also provide information and resources to investors who are looking to strengthen their portfolios in this turbulent market.

As of the date of this prospectus we have one officer who also serves as our sole director, acting as our sole employee, who we anticipate devoting only a portion of her time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next twelve months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, website development, technology information development and travel. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Subprime Advantage’s address and phone number are:
Subprime Advantage, Inc.
501 W. Broadway, Suite A-323
San Diego, CA 92101
(619) 871-1484

Summary of the Offering

Securities Offered (1)…	500,000 shares of common stock

Price Per Share…	$0.10

Minimum Purchase…	NONE

Common Stock Outstanding before Offering…	658,000 shares of common stock

Common Stock Outstanding after Offering…	1,158,000 shares of common stock

Estimated Total Proceeds…	$50,000

Offering Expenses…..	$9,300

Net Proceeds after Offering Expenses…	$40,700

Use of Proceeds…
Other than the expenses of the offering, which include $5,000 in legal fees, $300 in copying costs, $1,000 for SEC and state filing fees, $2,000 for audit fees and $1,000 for accounting fees, the proceeds of the offering will be used for; accounting, website development, technology/information development, and general working capital.

Subscriptions…	Subscriptions are to be made payable to “Subprime Advantage, Inc.”
(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Period inception (December 17, 2009) to December 31,2009 (audited)

Income Statement Data:

Revenue	$-

Expenses:
General and administrative expenses	163
Professional fees	16,200
Total expenses	16,363

Net loss	$(16,363)

Net loss per share – basic	$(0.02)

Balance Sheet Data:	As at December 31,2009 (audited)
Total Assets…	$6,000
Liabilities…	1,363
Stockholders’ Equity…	$4,637

RISK FACTORS

Investors in Subprime Advantage, Inc., should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in December 2009 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in December of 2009 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $16,363 for the period ended December 31, 2009, and (iii) we have incurred losses of $16,363 for the period of Inception (December 17, 2009) to December 31, 2009, and have been focused on organizational and start-up activities and business plan development since we incorporated. Although we have commenced the development of an interactive website, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees which include skilled information technology experts.  Additionally, our auditor’s report reflects that the ability of Subprime Advantage, Inc., to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officer and director, who has limited experience. The loss or unavailability to Subprime Advantage, Inc., of Ms. Country’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Molly Country, our president. It would be difficult to replace Ms. Country at such an early stage of development of Subprime Advantage, Inc. The loss by or unavailability to Subprime Advantage, Inc., of Ms. Country’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Ms. Country could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Country, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Country, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Ms. Country has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Ms. Country, and her lack of experience in operating a public company, our investors are at risk in losing their entire investment. Ms. Country intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Ms. Country to make the appropriate management decisions.

Ms. Country may become involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Country’s limited time devotion to Subprime Advantage, Inc., could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Ms. Country is currently involved in other businesses, which have not, and are not expected in the future to interfere with Ms. Country’s ability to work on behalf of our company. Ms. Country may in the future be involved with other businesses and there can be no assurance that she will continue to provide services to us. Ms. Country will devote only a portion of her time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, this single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Ms. Country will own approximately 52% of our outstanding common shares after completion of the offering. As a consequence of her stock ownership position, Ms. Country will retain the ability to elect a majority of our board of directors, and thereby control our management. This individual will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by this individual could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Ms. Country’s majority ownership of our outstanding common shares after this offering, Ms. Country will control our issuance of securities after the offering.

As a consequence of Ms. Country’s controlling stock ownership position, acting alone she will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering. Additionally, she may authorize the issuance of these securities to anyone she wishes, including herself and her affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 61% in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Subprime Advantage, Inc., may fail to implement its business model profitably.

The business of real estate is a very risky venture.  Even though we believe a strong business plan is in place, our plan may fail due to a continued decrease in market values, as well as the continued effects of the current recession.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of website and information development. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence our initial website development, and will assist us in further developing our initial business operations, including the development of a web-based consulting and listing service, and will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at December 31, 2009 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Subprime Advantage, Inc.; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Subprime Advantage, Inc., are being made only in accordance with authorizations of management and directors of Subprime Advantage, Inc., and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Subprime Advantage’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual caused the development of our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into our general corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Subprime Advantage, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2009, after giving effect to and as adjusted to give effect to the sale of the 500,000 common shares offered in this prospectus.

	As at December 31, 2009 (audited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$1,363	$1,363

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
658,000 shares issued and outstanding	658	-
1,158,000 shares issued and outstanding as adjusted following 500,000 issued in this offering	-	1,158
Additional paid-in capital	20,342	60,542
Offering Expenses	-	9,300
Deficit accumulated during development stage	(16,363)	(16,363)
Stockholders’ Equity	4,637	54,637
Total Capitalization	$6,000	$56,000

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $6,000, which we received in December of 2009, and the net proceeds of this offering $40,700 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately twelve months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $40,700. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$50,000

Less: Offering Expenses
Legal (1)	$5,000
Copying	300
SEC & State Filing Fees	1,000
Auditing	2,000
Accounting	1,000

Net Proceeds from Offering	$40,700

Use of Net Proceeds

Information Development	11,000
Transfer Agent Fees	7,500
Accounting Fees (2)	8,000
Working Capital (3)	14,200

Total Use of Net Proceed	$40,700
(1)
Legal Fees. Stoecklein Law Group received 58,000 shares of common stock at $0.26 per share, valued at $15,000, and will receive $5,000 from the use of proceeds for legal services in assisting us in our SEC reports for a twelve month period.

(2)
Accounting Fees. We have allocated up to $3,000 accounting services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.  We have also allocated $5,000 for our annual audit.

(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2009 our common stock had a pro forma net tangible book value of approximately $4,637 or $0.01 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at December 31, 2009, would have been $45,337or $0.04 per share. This results in immediate dilution per share to investors of $0.06 per share or 60.85%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$ 0.10
Net tangible book value per share before offering…	$ 0.01
Increase per share attributable to investors…	$ 0.03
Pro forma net tangible book value per share after offering…	$ 0.04
Dilution per share to investors…	$ 0.06

The following tables summarize, as of December 31, 2009, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	658,000 (1)	57%	$6,000	11%	$0.01
Public Stockholders	500,000	43%	$50,000	89%	$0.04
Total	1,158,000	100%	$56,000	100%
(1)
Includes 600,000 shares issued in December of 2009, to our founding stockholder for her initial contribution of $6,000 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, and 58,000 shares for legal fees.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in twelve months after commencement of this offering. If we do not sell all of the 500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 500,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is not separated from our existing operations account. The account is managed and monitored by management of Subprime Advantage Inc., to handle the processing of all subscription funds, in addition to our general corporate purposes. If we do not sell 500,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Molly Country, who may be considered an underwriter as that term is defined in Section 2(a) (11). Ms. Country will not receive any commission in connection with the sale of shares, although we may reimburse her for expenses incurred in connection with the offer and sale of the shares.  Ms. Country intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Ms. Country;
•
Ms. Country will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), she must be in compliance with all of the following:

•	she must not be subject to a statutory disqualification;
•	she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	she must not be an associated person of a broker-dealer;
•
she must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Subprime Advantage, Inc., otherwise than in connection with transactions in securities; and

•
she must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding twelve months, and not participate in selling an offering of securities for any issuer more than once every twelve months.

Ms. Country will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii).  Neither Ms. Country, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Subprime Advantage, Inc., to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Subprime Advantage, Inc., where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Subprime Advantage, Inc., to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Ms. Country, and the funds deposited into an account labeled: Subprime Advantage, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Subprime Advantage, Inc.
Wells Fargo
601 1st Ave.
San Diego, CA 92101

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until her successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Molly Country is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Molly Country	60	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Molly Country.  Age 60, President, Secretary, Treasurer and Director; is the founder of Subprime Advantage from December 17, 2009 to present.  Originally born in Portsmouth, Virginia, Ms. Country attended San Diego State University and graduated with a BA in Philosophy.  In 1977, she received her Master in Science and Counseling from UCSD.  Ms. Country has resided the last 30 years in the Lake Tahoe area and for almost 20 years has been the office manager for Goodrich Excavation.  In her capacity of President, Ms. Country will be responsible for setting the company’s vision and direction, and will work with the senior management and the board to insure that the business plan is executed and milestones are met.  In her capacity as Director, Ms. Country will be responsible for the day to day operation of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Molly Country	600,000	91%	52%
Stoecklein Law Group	58,000	9%	5%

All Directors, Officers and Principle Stockholders as a Group	658,000	100%	57%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 658,000 shares were outstanding as of the date of this prospectus. Upon sale of the 500,000 shares offered herein, we will have outstanding 1,158,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Subprime Advantage, Inc., the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 690, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Subprime Advantage, Inc., as of December 31, 2009, are included in this prospectus and have been audited by De Joya Griffith & Company, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
No director of Subprime Advantage, Inc., will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Subprime Advantage, Inc. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Subprime Advantage, Inc., in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Subprime Advantage, Inc., is a development stage company incorporated in the State of Nevada in December of 2009. We were formed to engage in the business of providing information to the general public on subprime disadvantaged properties through the advertising media of the internet. We are also designing our site to be a primary source of information for distressed homeowners. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, we are in the process of creating our website, which upon completion will address the aspects of our business concept as set forth below. We commenced our business operations in December of 2009 through the posting of the initial page of our website (www.SubprimeAdvantage.com).

We are attempting to build Subprime Advantage, Inc., into an internet information Marketplace as well as a comprehensive consumer information website. Our principal goal is to earn revenues by uniting investors, lenders and sellers of subprime disadvantaged real estate online. We also intend to earn revenues through advertising and banner sales to businesses who could be of service to subprime mortgage holders.  In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the internet for subprime disadvantaged homeowners as a classified marketplace and consumer information facility will provide us a base for operating our company. We registered the domain name www.SubprimeAdvantage.com, and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website during the second quarter of 2010.

2. Develop and implement a marketing plan – Once we establish our presence on the internet, we intend to devote our efforts to developing and implementing a plan to market our services to homeowners and businesses. In order to promote our company and attract customers, we plan to advertise via the internet in the form of banner ads, link sharing programs and search engine placements. We expect to generate some revenues from subprime, for sale by owner listings during 2010, however, during 2011 we expect to formalize and implement a marketing scheme to provide professionals and non-professionals, homeowners and investors, an additional marketing outlet.

3. Develop and implement a comprehensive consumer information website – In addition to providing a consumer (investors and sellers) and trade (real estate associated professionals) a classified marketplace, we intend to develop a consumer information website. This consumer information website is intended to let investors and homeowners research the most detailed real estate information including buying and selling tips, investing tips, legal blogs on subprime issues, updates on laws and regulations, finance options, insurance and warranty programs, as well as tools for analyzing upfront payment scams.

Subprime Advantage, Inc., commenced its business operations in December of 2009, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;

•	Creation of our initial website, www.SubprimeAdvantage.com;

•	Research of our competition;

•	Development of our business plan

•	Research of software to assist us in our anticipated website development; and

•	Establishment of listing criteria.

Subprime Advantage, Inc., is a recently established business, with temporary offices at 501 West Broadway, Suite A-323, San Diego, California 92101. Our director, officer, and stockholder created the business as a result of determining the lack of sufficient information available to the subprime disadvantage homeowners. Although Subprime Advantage may be involved in acquiring investment opportunities, or other advertising websites, we have no intention of other forms of mergers or acquisitions.

Business of Issuer

We are developing an online subprime disadvantaged property advertising platform, which is discussed below, to provide a method by which investors and sellers, investors and professionals of subprime disadvantaged properties are brought together in an efficient format to browse, buy and sell properties, provide mortgages, and mortgage related information to a distinct and focused customer. We intend to initially limit our marketplace to individuals involved in the acquisition of, sale of, or providing professional advice to subprime related individuals. We believe that by limiting our classified internet marketplace to these individuals we initially stand a better chance of developing a marketplace for these individuals. The internet classified marketplace being developed by us will be designed to give these investors and sellers more control over the entire process of buying and selling subprime disadvantaged properties by providing detailed information allowing them to make an informed buying, selling, or investment decision. Upon completion of our website, Subprime Advantage is intending to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a buying, selling, and investing experience in which sellers list subprime disadvantaged properties for sale and investors provide offers on the properties.

One stop at www.SubprimeAdvantage.com is intended to allow investors of real estate research online before making the actual purchase. We are designing our website to allow investors to research detailed information including buying and selling tips, current mortgage rates, lender information, related tax information, changes in regulations and government assisted programs, as well as tools for subprime disadvantaged properties. Sellers will be able to list a property on SubprimeAdvantage.com, making it available to a potentially large online audience of investors.

We intend to be an internet destination and marketplace in the United States for investors and sellers of subprime disadvantaged properties and for investors seeking information regarding current market conditions and other information, such as insurance, financing and current trends. We intend to utilize the power of the internet to aggregate in a single location an extensive network of real estate and mortgage industry participants and a comprehensive database of information on subprime disadvantage properties to create an open marketplace that is local, regional and national in nature. By providing a digital marketplace, we will be able, upon full implementation, to bring investors, private sellers and other industry participants, such as lenders, real estate agents and national advertisers, together with purchase-minded investors at the moment when these investors are directly engaged in a search for subprime disadvantaged properties and related services.

Based upon our business model, we intend to provide significant benefits to investors, private sellers and other industry participants by enabling them to; advertise, interact and transact with what we believe is a significant online consumer audience related to the subprime disadvantaged property market.

Upon completion, we intend our website to allow investors to effectively navigate a large database of property listings in the United States, thereby optimizing their ability to find the property of their choice in their chosen geographic area. We also intend to provide one of the most comprehensive sources of real estate information, including a verity of decision tools, buying and selling tips, reviews, pricing and lender information, as well as financing and insurance options.

We believe that our website, upon full implementation, will generate leads (potential investors requesting a phone number, directions, photographs or an e-mail address) for sellers that allow them to precisely target purchasers of property in a manner which is more effective than traditional media.

Our business model is being built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We anticipate generating our revenues primarily through referrals which lead to consumer sales, seller listing fees, and advertising fees for consumer services. We also intend to generate revenues from facilitating real estate e-commerce transactions, and eventually, online auction-style trading services and national advertising.

Our objective is to build and maintain a superior online marketplace for facilitating transactions between investors and sellers of subprime disadvantaged properties. After developing a position in the market for our service, the main thrust of our strategy is to enhance our market position by growing our database of property listings as well as, investors, sellers, and our database of information regarding the property searching patterns of investors, and the audience of users of our website.

Inefficiencies of Traditional Property Buying and Selling Methods

This highly fragmented and intensely competitive real estate market has resulted in high investor acquisition costs and low seller profits. Sellers operate in highly localized markets, and the competition for investors within these local markets has resulted in increased advertising and marketing costs that continue to place downward pressure on their profits. Traditional advertising and promotional methods are typically able to reach only investors in a limited local or regional geographic area, thus confining the potential benefit from advertising to a specific localized audience.

For the consumer, the process of buying and selling a subprime disadvantaged property is generally viewed as a lengthy, inefficient process. Although the purchase of a home is one of the largest purchases made by most investors historically have not had access in a single, centralized location to the information needed to research and evaluate all of the aspects of real estate purchasing and or selling. In particular, many investors express dissatisfaction with the traditional sources of property information, such as newspaper classified advertisements, MLS (multiple listing services) or visits to an agent, because these individual sources contain only a small percentage of the total universe of properties for sale, and very few focus their business towards subprime disadvantaged properties for sale in their local market. As a result, investors must often make significant purchasing decisions and compromises with limited and incomplete information. At the time of a real estate purchase, the buyer must also make decisions on, and deal with multiple parties to arrange for, other products and services such as financing, insurance warranties, often with an insufficient number of options and inadequate available information.

The Online Subprime Disadvantaged Property Opportunity

Because of the size and fragmented nature of the subprime disadvantaged property markets and its reliance on the exchange of information, the internet provides an efficient platform for sellers to aggregate and disseminate information to investors as well as to expose both investors and sellers to an extensive range of buying and selling opportunities. Compared with traditional media, the internet provides significant advantages to private sellers of subprime disadvantaged properties in that they have the ability to target local investors more cost-effectively, differentiate their products and services more effectively and expand the size of their market to reach potential investors beyond their normal area.

We believe investors and purchasers of real estate are increasingly using the internet when making purchase decisions because of the inadequacy of available information from other sources and the convenience of searching a database of aggregated property information from the privacy of their home or office. While the internet substantially increases the amount of information available for researching and evaluating subprime disadvantaged property purchasing decisions and choices, this information is often not aggregated at a central, organized source. To date, we believe that other real estate-related websites which have attempted to capitalize on this market opportunity have only recently aggregated a broad and extensive participation of subprime property owners and other industry participants; however with only a minimal focus on the current market conditions.

Our Solution

We believe that by providing a marketplace on the internet where investors and sellers of subprime disadvantaged properties can meet, educate themselves, as well as negotiate and control their purchase decisions with significant reductions in the costs associated with selling properties, especially in a down market. We intend to significantly improve the real estate purchasing and selling process for both investors and sellers. A powerful internet marketplace can provide investors, private sellers, lenders and advertisers an effective environment for reaching an economically and geographically diverse group of targeted investors who have expressed interest in the subprime real estate markets. Our website is being designed to provide investors with a "one-stop" destination that incorporates all aspects of commerce and content related to subprime crisis.

1. Significant Benefits to Advertisers and Industry Professionals

If we are able to structure our website the way we envision in our business plan, we believe we will provide significant benefits to industry professionals such as:

•
Low Cost and Flexible Services.  We intend to provide seller listings and advertisements in a cost-effective manner, frequently reducing the costs associated with advertising with other real estate based services such as the standard 6% listing fees. Our website is being designed so that basic listings will be posted on our website without requiring binding contracts. Enhanced listings and other promotional products such as banner advertising will be able to be purchased for various fees, dependent upon on contract terms. We plan on developing a listing process and user-friendly interface which will allow sellers to update their listings and make changes as often as they wish, a flexibility and convenience not found in traditional advertising which is dependent upon fixed publishing and advertising schedules. Sellers will be able to access their listings to make these changes 24 hours a day, seven days a week through a password-protected system, and these changes will be generally posted on our website within a few hours.

•
Ability to Target Investors Interested in Subprime Real Estate Opportunities.  We find the ability to target specific listings investors and place them in the hands of truly interested parties, will set our service apart from current MLS services. Upon our completion of acquiring a proprietary search engine and targeting, tracking and analysis software in the future, our website is anticipated to be able to display and monitor seller listings as well as advertisements which are most likely to be of interest to a specific consumer based upon their search criteria and zip code. As a result, both investors and sellers may experience a level of marketing precision with Subprime Advantage, Inc., that is unavailable through traditional newspaper, radio and television advertising.

•
Wide Range of Listing and Advertising Products.  We are also planning on our website to have targeted listing and advertising services together with, customer-driven search tools and functionality to facilitate effective presentation and matching of a seller’s property and services with the desired features and criteria of prospective investors. In addition to posting basic listings on our website free of charge, sellers will be able to purchase a wide range of online listing and advertising products, including:

-	enhanced listings, which provide a more prominent presentation of a seller's properties similar to bold listings in the Yellow Pages;

-	website links, which enable visitors to link through to various lender’s and tax information sites;

-
website design and hosting, which provide sellers with their own prominently listed internet address in the SubprimeAdvantage.com Seller Directory for maximum exposure and a searchable subprime disadvantaged property database;

-	banner advertising, which displays a seller's advertisement on a Web page as it is being viewed by a potential buyer determined by search criteria, including geography, amenities and listing price.

•
Access to Database of Purchase Incentives and Government Sponsored Programs.  Based upon the design of the software we are reviewing, we will also be able to collect, filter and report usable information on all of the programs sponsored by lenders as well as those funded and sponsored by the government.  This will include information pertaining to first time investors as well as other “bail out” type incentives.

•
Open, Non-Exclusive Marketplace. Our business plan takes into account that we may act as a neutral intermediary that facilitates the interaction and exchange of information between sellers and potential property investors, rather than competing with the sellers directly by taking title to property and then selling the property to users of our website. Sellers listing their property on our website are not precluded from also listing their properties on other websites or through more traditional advertising methods. As a result, we will offer sellers a non-exclusive channel to target potential investors without having to compete with us in the process. By enabling all types of sellers and styles of selling to participate in our open marketplace, we would make it easy for dealers to include Subprime Advantage, Inc. in their marketing mix.

2. Significant Benefits to Investors

•
Flexible, Customer-Driven Search Process.  Our website is intended to employ a specialized search engine, which will allow investors to quickly, conveniently and easily navigate through our listings of subprime disadvantaged properties to locate properties that match their specific search criteria, including variables such as asking price, potential lenders, amenities, and geographic location. Once an investor finds the desired property, the consumer will be provided with the seller's/agent’s contact information as well as links to a wide range of detailed information about the property, including amenities, possible encumbrances, county tax records, comparable sales within the area, potential lenders, and information on the neighborhood. We are also planning the website to feature a decision guide software, which will help our users choose the property which is right for them. By completing a simple "Custom Search" question-and-answer form, users will be guided to properties which match their desires and needs. In addition, the website would also enable investors to review real estate-related products and services easily from category to category (e.g. from insurance to finance) without needless backtracking. Moreover, the consumer data captured by our database would enable us to provide customized advertising messages to investors that may be based, for example, on the category of property inquiries they have made.

•
Private Seller Listings. We will also serve sellers by enabling them, as private sellers, to list their subprime property for sale on our website at minimal charge. With this listing option, private sellers make their listings available to a potentially large and geographically diverse number of potential investors. In addition, private sellers would benefit from the ability of our website to more effectively target investors in their geographic area than more traditional media or MLS services.

3. Significant Benefits to Other Industry Participants

•
Vendors of Subprime Products and Services. We anticipate providing businesses who specialize in marketing goods and services to subprime disadvantaged property owners, access to a large and growing number of purchase-minded investors who, in many instances, may require legal services, insurance, financing, home owner’s warranties, remodeling or other property based products and services. Investors seeking information are also often interested in, or may be specifically researching, information regarding competitive providers for their current property. Vendors of products and services may be able to benefit from the ability of our database and software to direct their products and services to a targeted audience, which may provide them with a competitive advantage and an opportunity to increase their revenues.

•
National Advertisers. By utilizing the wide range of targeted marketing offerings of Subprime Advantage, Inc., national advertisers may be able to gain exposure to a targeted group when these investors are directly engaged in a search for information regarding subprime property products and services on our website. We intend to establish national advertising accounts with the real estate industry, however at this time no such contact has been established.

COMPETITIVE ADVANTAGES

In terms of the number of dealers, private sellers and subprime property investors, we do not anticipate an ability to create a competitive advantage over other well established sites for some time in the future.

STRATEGY

Our objective is to build and maintain an online marketplace for facilitating transactions between investors and sellers of subprime properties, while also providing a wide range of information specific to the needs of individuals who own properties with disadvantaged financing.  We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services, Relevant E-Commerce Offerings and Content Offerings

We anticipate offering products and services such as expanded advertising and promotional opportunities, forms of enhanced listings, seller website services, additional mortgage/finance, insurance, legal referral services and inspection services. We also plan to enhance and expand the selection criteria of our customer-driven search tools by allowing searches that include desired square footage, amenities, tax incentives, geographical locations, price range and property age to pinpoint even more effectively the property of the investor’s choice. We currently do not have the required software to provide for the type of searches we anticipate; however we have commenced the evaluation process.

•	Increase Brand Awareness and Consumer Traffic

We believe that building consumer and seller awareness of the Subprime Advantage, Inc., through the information and services that we offer is critical to our effort to build an internet marketplace destination for subprime properties. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic internet portals and websites. Our strategy is to further increase our brand awareness and website traffic through advertising efforts encompassing online advertising methods and appearing at select seminars for real estate investors.

•	Leverage Our Business Model

Our business model revolves around facilitating the interaction between investors and sellers of subprime properties, as well as other real estate products and services. By combining an expansion of traffic to our website with an expansion of the size and information content of our listing database, we expect to continue to experience rapid growth in the generation of leads for sellers and other industry participants. Unlike many of our competitors, we are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

-	subscription and advertising fees from real estate based services;

-	revenue from facilitating e-commerce transactions (such as financing, insurance, warranties, remodeling and other home improvement products);

-	fees from our online property listings,; and

-	fees from national advertising programs, promotions and services.

Services to Investors

We intend to offer investors a "one-stop" website with all of the information and tools an investor needs to cover each step of the purchase process.

Property Search, Selection and Listing

Our proposed website will make foreclosed, subprime and short sale property search, selection and listing processes easy by providing a searchable database of property listings, a user-friendly online e listing form and access to an informational website. More specifically, we intend to provide investors with the following services:

•
Searchable Subprime And Otherwise Distressed Property Listings. Search our listings database by square footage, amenities, encumbrances, price range, and geographic location and obtain contact information such as e-mail addresses, telephone numbers and maps with directions.

•	"Sell a Property" Service. List a subprime property on our website at minimal cost by completing our online order.

•	Property Histories. Perform a search to find out a particular property’s ownership, history of liens and county tax files as well as comparable sales and listings in the geographically searched area.

•
Property Information and Consumer Tools.  Our website will help investors select the right property for them based upon their individual preferences, price parameters and financial condition. We intend to provide investors with expert reviews and advice relating to the subprime real estate market. More specifically, we anticipate providing investors with the following services:

o	Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which property best fits the investor's desires, needs and budget.

o	Pricing Guides. Obtain comparables for recent listings over the last year, as well as current listings within the geographically searched area.

Services to Other Industry Participants

We intend to offer other industry participants the following services on our website:

•
E-Commerce. We intend to provide, mortgage/finance companies, insurance companies, as well as other service based businesses who specialize in real estate based products and services the ability to reach purchase-minded, or service minded investors on our website in order to capture sales opportunities for which we receive commissions and advertising fees. More specifically, we intend to provide the following services:

o
Financing. Offer mortgage broker options and dedicate parts of the website to maintain current interest rates as well as other valuable information when helping investors choose the proper lender. We intend to establish financing alliances with lenders such as Wells Fargo, Bank of America, Citibank and Wachovia. We have not made contact with these product vendors at this time.

o
Insurance. We intend to set up an alliance for homeowner’s insurance providers such as Allstate, State Farm and Farmer’s Insurance; who could provide access to an agent in the investor's area, and who could answer the investor's insurance questions as well as providing insurance quotes. We have not made contacts with these carriers at this time.

Additional Goods and Services

Remodeling. If we are successful with our website, we intend to provide national and regional industry contractors, who would be available to remodel recently acquired properties.

Technology

In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software.  The system will be required to maintain operational data records regarding sellers, property listings and leads generated by our listings and e-commerce partners. The system will also be required to handle other aspects of the subprime property marketing process, including providing seller contact information and submitting insurance and finance inquiries, as well as other inquiries for various vendors.

The system will be required to have the capability to provide sellers, advertisers and vendors with online access to information relevant to their business or listing. For example, these vendors should be able to access a Subprime Advantage, Inc., extranet (Sellers.SubprimeAdvantage.com) to manage their subprime property inventory by adding, modifying or updating their listings, as well as uploading pictures of properties.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or equipment failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases.  These systems are expensive and cause us a capital outlay which we currently do not have.

Competition

Each of our property listings, real estate products and services competes against a verity of internet and offline providers. Barriers to entry on the internet are relatively low; however, most other websites do not currently offer our proposed unique blend of extensive subprime or foreclosed listings, real estate based products and services and relevant content information. We anticipate facing significant competition in the future from new websites that offer the same emphasis on subprime listings and services and existing websites that introduce competing services.

Advertising Media

Our subprime listing services, when available, will compete against a number of websites that offer property listings and a number of websites posting electronic classified ads. We will also be competing with traditional media companies such as newspapers, print magazines specializing in real estate listings as well as television infomercials. Many of these traditional media competitors either alone or as part of a consortium have established or have announced plans to establish online sites incorporating their classified listings.

Content Offerings

Our content/information offering will compete with both internet and offline content providers. There are a number of websites that provide similar content. In addition, print content providers such as magazines, news programs and newspapers also provide similar content.

We believe that the principal competitive factors in attracting investors, private sellers,  real estate services providers and advertisers should include:

-	a large volume of website traffic;

-	the demographics of subprime property purchasing investors; and

-	the cost effectiveness of advertising on a website, including the ability to target advertising to specific audiences.

We believe that the principal competitive factors in attracting investors to our website are:

-	breadth and depth of subprime disadvantaged property listings;

-	ease of use;

-	website functionality, responsiveness and information;

-	a positive experience for the consumer; and

-	quality of content, other service offerings and customer service.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Molly Country, who is also our sole officer, and director and founding shareholder. We look to Ms. Country for her entrepreneurial skills and talents. It is Ms. Country who provided us our business plan. For a discussion of Ms. Country’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Ms. Country will coordinate all of our business operations. Ms. Country has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next twelve months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Ms. Country is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Subprime Advantage, Inc., is a development stage company incorporated in the State of Nevada in December of 2009. We were formed to provide information to owners of distressed properties on the brink of foreclosure, as well as bring potential investors and sellers together in an informative, logical situation. In December of 2009 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on December 17, 2009 through December 31, 2009, we have not generated any revenues and have incurred a net loss of $16,363. In December of 2009, our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, website development, working capital, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence production products will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

We are developing an internet destination and marketplace in the United States for investors and sellers of subprime disadvantaged real estate and real estate mortgages which have suffered substantially from the subprime meltdown of real estate values and for investors seeking information regarding real estate products and services, such as insurance, financing, legal assistance, and real estate associated industries.

Satisfaction of our cash obligations for the next twelve months.  We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing a source of information available to the general public. We do not have sufficient cash to enable us to develop this interactive website, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next twelve months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the website development, until such time as we are able to either raise the cash required privately or launch another offering. Our officer and director, Ms. Country has agreed to continue her part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Ms. Country out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next twelve months. However, we would not be in a position to complete the launch of the website as set forth in our business plan, or provide any significant advertisement for our customers, thus we would not anticipate any significant revenues.

Summary of any business development we will perform for the term of the plan. We do anticipate performing significant website research and development under our plan of operation in the near future.

Expected purchase or sale of plant or significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or in the next twelve months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our product development program, and word of mouth advertising, and at the end of the initial twelve month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $6,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $6,000; (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $6,000.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in December of 2009.
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in December of 2009. Total costs approximately $5,000. (Counsel to be paid from proceeds of offering in the sum of $10,000. Accountant paid $1,000 and auditor paid $2,000 from $6,000 equity purchase by Ms. Country).

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $40,700. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Subprime Advantage, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website developments and enhancements, information development and general office expenses. In the event an additional $100,000 were raised (in addition to the $40,700 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional technology development, office space and additional staff. We anticipate that it will take us approximately six months after the funding referenced in this Stage III to expand our services, hire personnel, and obtain office space.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant technology development.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next twelve months, without taking into account any internally generated funds from operations. We will need to raise $50,000, with net proceeds of $40,700, to comply with our business plan of operations for the next twelve months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our technology and web-service to the levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually research for new information, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 501 W. Broadway, Suite A-323, San Diego, CA 92101. We have minimal monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately twelve months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Ms. Country to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes services provided at no cost from Ms. Country, an officer and director of the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During December of 2009, Ms. Country received 600,000 shares of common stock, at a price of $0.01 per share as the founder of Subprime Advantage, Inc. Ms. Country is the only officer, director, and promoter of Subprime Advantage, Inc.  The proceeds from the sale of the shares to Ms. Country, $6,000, constituted the majority portion of the initial cash capitalization of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of December 31, 2009, there were 2 stockholders of our common stock, Ms. Country, and Stoecklein Law Group, our legal counsel.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Ms. Country, our Principal Executive (PEO) has not received any compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus other than $1,000 as a non-accountable expense allowance.

Future Compensation

Ms. Country has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Ms. Country a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock is anticipated to be Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,158,000 shares of common stock. Of these shares, 500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 658,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 658,000 were issued, 600,000 to our founding stockholder and 58,000 for legal services in December 2009.  As of December 31, 2009, all restricted shares are held by both our sole officer/director and legal counsel. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Subprime Advantage at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January of 2010, we engaged the services of De Joya Griffith & Company, to provide an audit of our financial statements for the period from inception (December 17, 2009) to December 31, 2009. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Subprime Advantage, Inc.

INDEX TO FINANCIAL STATEMENTS

For the Period Ended December 31, 2009 (Audited)

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Subprime Advantage, Inc.
420 W Broadway Suite 690
San Diego, California 92101

We have audited the accompanying balance sheet of Subprime Advantage, Inc. (A Development Stage Company) as of December 31, 2009, and the related statement of operations, stockholders’ equity, and cash flows from inception (December 17, 2009) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Subprime Advantage, Inc. (A Development Stage Company) as of December 31, 2009, and the results of their operations and cash flows from inception (December 17, 2009) through December 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
February 4, 2010

Subprime Advantage, Inc.
(a Development Stage Company)
Balance Sheet

December 31,
2009
ASSETS

Current assets:
Cash	$6,000
Total current assets	6,000

Total assets	$6,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,363
Total current liabilities	1,363
Total liabilities	1,363

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 658,000 shares issued and outstanding	658
Additional paid-in capital	20,342
Deficit accumulated during development stage	(16,363)
Total stockholders' equity	4,637

Total liabilities and stockholders' equity	$6,000

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Statement of Operations

Inception
December 17, 2009 to
December 31,
2009

Revenue	$-

Operating expenses:
General and administrative	163
Professional fees	16,200
Total operating expenses	16,363

Loss before provision for income taxes	(16,363)

Net loss	$(16,363)

Weighted average number of common shares	658,000
outstanding - basic

Net (loss) per share -	$(0.02)

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During	Total
	Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
December 17, 2009
Issuance of common stock for cash on organization of the Company	600,000	$600	$5,400	$-	$6,000

December 17, 2009
Issuance of common stock for professional fees	58,000	58	14,942	-	15,000

Net loss	-	-	-	(16,363)	(16,363)

Balance, December 31, 2009	658,000	$658	$20,342	$(16,363)	$4,637

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Statement of Cash Flows

Inception
December 17, 2009 to
December 31,
2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,363)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	15,000
Changes in operating assets and liabilities:
Increase in accounts payable	1,363

Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	6,000

Net cash provided by financing activities	6,000

NET CHANGE IN CASH	6,000

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$6,000

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Non-cash activities:
Number of shares issued for services	58,000

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on December 17, 2009 (Date of Inception) under the laws of the State of Nevada, as Subprime Advantage, Inc. The Company developed its business plan over the period commencing with December 17, 2009 and ending on December 31, 2009.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is developing an Internet destination and marketplace in the United States for buyers and sellers of subprime disadvantaged real estate and real estate mortgages which have suffered substantially from the subprime meltdown of real estate values and for consumers seeking information regarding real estate products and services, such as insurance, financing, legal assistance, and real estate associated industries.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

We generate revenue when it is realizable and earned, as evidenced by click-throughs occurring on advertisers’ sponsored listings, the display of a banner advertisement or the fulfillment of subscription listing obligations. We enter into contracts to distribute sponsored listings and banner advertisement with our direct and indirect advertisers. Most of these contracts are short-term, do not contain multiple elements and can be cancelled at anytime. Our indirect advertisers provide us with sponsored listings with bid prices (what their advertisers are willing to pay for each click-through on those listings). We recognize our portion of the bid price based upon the contractual agreement. Sponsored listings and banner advertisements are included as search results in response to keyword searches performed by consumers on our website. Revenue is recognized when earned based on click-through activity to the extent that collection is reasonably assured from credit worthy advertisers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (December 17, 2009) to December 31, 2009.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a December 31, 2009, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next twelve months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2009, no income tax expense has been incurred.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
Below is a listing of the most recent accounting standards and their effect on the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  (See EITF 09-1 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  It is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender.  An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors.  EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

 In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).   SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (December 17, 2009) through the period ended December 31, 2009 of ($16,363). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 2 – GOING CONCERN (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At December 31, 2009, the Company had a federal operating loss carryforward of $16,363, which begins to expire in 2029.

The provision for income taxes consisted of the following components for the period Inception (December 17, 2009) to December 31, 2009:

2009
Current:
Federal	$ -
State	-
Deferred	-
$ -

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2009:

2009
Deferred tax assets:
Net operating loss carryforward	$ 5,727
Total deferred tax assets	5,727
Less: Valuation allowance	(5,727)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2009 was $5,727, which will begin to expire 2029.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2009 and maintained a full valuation allowance.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 3 – INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2009:

2009
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

Common Stock

On December 17, 2009, the Company issued its sole officer and director of the Company 600,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $6,000.

On December 17, 2009, the Company issued 58,000 shares of its common stock toward legal fees at a value of approximately $0.26 per share.  The shares were valued with the fair value of the services rendered.

As of December 31, 2009, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of December 31, 2009, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

On December 17, 2009, the Company issued its sole officer and director of the Company 600,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $6,000.

_____________________ TABLE OF CONTENTS

Prospectus Summary
The Offering
Summary Financial Information
Risk Factors
Lack of Operating History
Dependency on sole officer & director
Lack of experience by our sole officer
Sole Officer involved in other businesses
Competition
Requirement of additional capital
No public market for our stock
Special Note Regarding Forward-Looking Statement
Capitalization
Use of Proceeds
Determination of Offering Price
Dilution
Plan of Distribution
Legal Proceedings
Director, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Disclosure of Commission Position of Indemnification of Securities Act Liabilities
Description of Business
Reports to Stockholders
Plan of Operation
Facilities
Certain Relationships and Related Party Transactions
Market for Common Equity and Related Stockholders Matters
Dividends
Executive Compensation
Shares Eligible for Future Sale
Changes in and Disagreements with Accountants
Index to Financial Statements
Audited Financial Statements
Independent Auditors Report
Balance Sheet
Statement of Operations
Statement of Stockholders’ Equity
Statement of Cash Flows
Notes to Financial Statements
Page 1 3 4 5 5 5 6 6 7 7 8 10 10 10 11 12 13 14 14 15 15 16 16 17 27 28 31 31 31 32 32 33 34 35 F-1 F-2 F-3 F-4 F-5 F-6
No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

SUBPRIME ADVANTAGE, INC.

$50,000
PROSPECTUS
DEALER PROSPECTUS DELIVERY OBLIGATION

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Subprime Advantage in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Subprime Advantage if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Subprime Advantage in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
SEC & State Filing Fees	$1,000
Legal Fees and Expenses	5,000
Auditing Fees	$2,000
Accounting Fees	$1,000
Copying	300

Total	$9,300

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (December 17, 2009) we issued and sold the following unregistered securities:

In December of 2009, we issued 600,000 shares of our $0.001 par value common stock at a price of $0.01 per share (total valuation of $6,000) to the founder of the Company. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In December of 2009, we issued 58,000 shares of our common stock for legal services rendered to the Company at a value of $0.26 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
(1)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)           In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 10, 2010.

SUBPRIME ADVANTAGE, INC.

By: /s/ Molly Country
Molly Country, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/Molly Country	President	February 10, 2010
Molly Country

/s/Molly Country	Director	February 10, 2010
Molly Country

/s/Molly Country	Principal Executive Officer	February 10, 2010
Molly Country

/s/Molly Country	Principal Financial Officer	February 10, 2010
Molly Country

/s/Molly Country	Principal Accounting Officer	February 10, 2010
Molly Country

/s/Molly Country	Secretary & Treasurer	February 10, 2010
Molly Country

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors Report F-1
Balance Sheet as of December 31, 2009 F-2
Statement of Operations for the Period Inception (December 17, 2009)
through December 31, 2009 F-3
Statement of Stockholders’ Equity for the Period
Inception (December 17, 2009) through December 31, 2009 F-4
Statement of Cash Flows for the Period Inception (December 17, 2009)
through December 31, 2009 F-5
Notes to Financial Statements F-6 - F-10

(b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Subprime Advantage filed on December, 17, 2009
3(ii)(a)*	Bylaws of the Subprime Advantage
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Subscription Agreement
11*	Statement Re: Computation of per share earnings
23.1*	Consent of De Joya Griffith & Company, LLC
23.2*	Consent of the Stoecklein Law Group

*       Filed herewith